UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of The Securities Exchange Act of
1934

Report for Event (date of earliest event reported):   October 10, 1997



PETRO UNION, INC. d/b/a HORIZONTAL VENTURES, INC.
(Exact name of registrant as specified in its charter)


Colorado              0-20760             84-1091986
(State or other     (Commission         (IRS Employer
jurisdiction of      File No.)           Identification No.)
incorporation)

575 Madison Avenue, Suite 1006, New York, New York  10022
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:
(212) 605-0470


123 Main Street, Suite 300, Evansville, Indiana  47708
(Former address)


123 N.W. Fourth Street, Suite 3, Evansville, Indiana  47708
(Former address)

Item 9.   Sales of Equity Securities Pursuant to Regulation S

          On October 10, 1997, the Company completed an offering to non-U.S. investors of units consisting of two shares of no par value common stock ("Common Stock") and one Common Stock purchase warrant entitling the holder to purchase one share of Common Stock at an exercise price of $15.00 per share exercisable any time between January 2, 1998 and December 31, 1999. The Company sold 127,750 such units at $20.00 per unit for gross proceeds of $2,550,000 cash. The offering was completed pursuant to the exemption from registration contained in Regulation S promulgated under the Securities Act of 1933, as amended. The offering was managed by Grupo De Creacion Ltd., which received a commission of seven percent of all sales.

          The Company intends to use the proceeds of this offering to acquire interests in oil and gas properties which can benefit from the Company's horizontal drilling technology.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PETRO UNION, INC. d/b/a HORIZONTAL
                              VENTURES, INC.



Date:  October 24, 1997    By: /s/ Randeep S. Grewal
                                   Randeep S. Grewal
                                   Its: Chief Executive Officer